Exhibit (c)(5)
                                                             EXECUTION COPY



                            Assignment Agreement

                                                              April 7, 1999


          Reference is hereby made to (a) the Agreement and Plan of Merger dated as of March 1, 1999 (the "Merger Agreement"), among RELTEC Corporation, a Delaware corporation (the "Company"), GEC Incorporated, a Delaware corporation ("Parent") and GEC Acquisition Corp. (formerly known as George Acquisition Corp.), a Delaware corporation ("GEC Acquisition"), and (b) the Stockholder Agreement and Proxy dated as of March 1, 1999 (the "Stockholder Agreement"), among Parent, GEC Acquisition and the limited partnerships affiliated with KKR Associates, L.P. whose names are set forth on the signature pages thereof. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

          Section 9.2 of the Merger Agreement permits GEC Acquisition to assign its rights and obligations thereunder (including its right to purchase Shares in the Offer) in whole or in part to any direct or indirect subsidiary of GEC, p.l.c. (or the successor to the non-defense business of GEC, p.l.c.); provided that such transferee agrees in writing to be bound by the Merger Agreement and that no such assignment shall relieve Parent or GEC Acquisition of its obligations under the Merger Agreement if such assignee does not perform such obligations.

          Section 13 of the Stockholder Agreement permits GEC Acquisition to assign its rights and obligations thereunder to any direct or indirect wholly owned subsidiary of GEC, p.l.c.; provided that no such assignment shall relieve either Parent or GEC Acquisition from its obligations under the Stockholder Agreement.

          GEC Acquisition hereby assigns all of its rights and obligations under the Merger Agreement and the Stockholder Agreement to GPT (USA) Inc. ("GPT (USA)"), an indirect wholly owned subsidiary of GEC, p.l.c. Each of Parent and GEC Acquisition acknowledges that such assignment does not relieve it of its obligations under the Merger Agreement or the Stockholder Agreement.


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          GPT (USA) hereby agrees to be bound by the Merger Agreement and the Stockholder Agreement as if it were GEC Acquisition.

          Each of the parties has caused this Assignment Agreement to be executed on its behalf by its duly authorized representatives as of the date first above written.


                                 GPT (USA) INC.


                                 By:  /s/ Patricia Hoffman
                                      -------------------------
                                      Name:  Patricia Hoffman
                                      Title: Director


                                 GEC INCORPORATED


                                 By:  /s/ Michael Lester
                                      -------------------------
                                      Name:  Michael Lester
                                      Title: Director

                                 GEC ACQUISITION CORP.


                                 By:  /s/ Patricia Hoffman
                                      -------------------------
                                      Name:  Patricia Hoffman
                                      Title: Director